UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2014

REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)
Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of Regions Financial Corporation ("Regions") held on April 24, 2014, the stockholders reelected Regions’ 13 incumbent Directors standing for election, ratified the selection of Ernst & Young LLP as Regions’ independent registered public accounting firm for the 2014 fiscal year, and approved executive compensation.
The following is a summary of the voting proposals for each matter presented to our stockholders:
1. An election of 13 Directors was held and the shares were voted as follows for the election of each of the following:

	For	Against	Abstain	Broker Non-Votes
George W. Bryan	918,889,096	13,622,847	2,266,096	215,210,149
Carolyn H. Byrd	921,881,015	10,648,044	2,248,980	215,210,149
David J. Cooper, Sr.	927,239,985	5,290,667	2,247,387	215,210,149
Don DeFosset	927,321,834	5,179,598	2,276,607	215,210,149
Eric C. Fast	928,550,028	3,945,764	2,282,247	215,210,149
O. B. Grayson Hall, Jr.	875,913,593	48,869,105	9,995,341	215,210,149
John D. Johns	895,457,782	37,036,290	2,283,967	215,210,149
Charles D. McCrary	909,433,034	23,079,461	2,265,544	215,210,149
James R. Malone	919,771,088	12,756,434	2,250,517	215,210,149
Ruth Ann Marshall	927,014,777	5,473,512	2,289,750	215,210,149
Susan W. Matlock	922,128,619	10,373,402	2,276,018	215,210,149
John E. Maupin, Jr.	921,367,441	11,075,454	2,335,144	215,210,149
Lee J. Styslinger III	922,785,088	9,730,805	2,262,146	215,210,149

2. Regions' proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2014 fiscal year was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 11, 2014. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
1,133,424,722	14,358,951	2,204,515	—

3. Nonbinding stockholder approval of executive compensation was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 11, 2014. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
895,199,715	34,805,337	4,772,987	215,210,149

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President,
General Counsel and Corporate
Secretary
Date: April 29, 2014